[MANNING ELLIOTT CHARTERED ACCOUNTANTS LOGO]

                                            11th floor, 1050 West Pender Street,
                                                   Vancouver, BC, Canada V6E 3S5
                                            Phone:604.714.3600  Fax:604.714.3669
                                                         Web: manningelliott.com



                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2003 included in the Registration Statement on Amendment No. 3 on Form SB-2 and related Prospectus of Tamarack Ventures, Inc. for the registration of shares of its common stock.


/s/ "Manning Elliott"


MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 18, 2004